UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2022
Date of Report (date of earliest event reported)
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Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

1 TW Alexander Drive, Suite 160
Durham, NC 27703
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	ASXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

As previously reported by Asensus Surgical, Inc. (the “Company”), the Company has entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc., dated May 19, 2021 and amended on March 18, 2022 (the “Agreement”), for the sale of up to $100,000,000 in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in an “at the market offering” pursuant to the Agreement. On May 10, 2022, the Company filed a prospectus supplement relating to the “at the market offering” of such shares of Common Stock under the Agreement. Such shares of Common Stock are registered under the Registration Statement on Form S-3 (File No. 333-263711) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and declared effective on April 28, 2022.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

5.1 *	Opinion of Ballard Spahr LLP
23.1 *	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASENSUS SURGICAL, INC.

Date: May 10, 2022	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer